Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                    April 1, 2001 through September 30, 2001
             Affiliated Underwriter: Banc of America Securities, LLC

                               Type of
                               Security*  Date                                     Principal/           Price                  % of
                               (1),(2),  Offering   Purchase                         Shares             Paid          % of     Fund
             Issuer            (3),(4)   Commenced    Date      Selling Broker**   Purchased   Price   By Fund        Issue   Assets
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
NATIONS FUNDS TRUST

NATIONS MARSICO INTERNATIONAL OPPORTUNITIES
Instinet Group Inc.              1     05/17/01    05/17/01    CS First Boston      36,975     14.50      $5,361       0.01%   0.07%
Odyssey Re Holdings Corp         1     06/14/01    06/14/01       JP Morgan         90,360     18.00     $16,265       0.03%   0.21%
Accenture, Ltd                   1     07/18/01    07/18/01     Goldman Sachs        9,696    $14.50    $140,592       0.01%   1.82%

NATIONS MARSICO 21ST CENTURY
Global Power Equipment Group     1     05/17/01    05/17/01     Salomon Smith       47,440     20.00      $9,488       0.03%   0.01%
                                                                  Barney
Instinet Group Inc.              1     05/17/01    05/17/01    CS First Boston     206,306     14.50     $29,914       0.05%   0.03%
Odyssey Re Holdings Corp,        1     06/14/01    06/14/01       JP Morgan        425,844     18.00     $76,652       0.14%   0.08%
Accenture, Ltd                   1     07/18/01    07/18/01     Goldman Sachs       46,454    $14.50    $673,583       0.04%   0.84%

FINANCIAL SERVICES
Instinet Group Inc.              1     05/17/01    05/17/01    CS First Boston       6,000    $14.50     $87,000       0.02%   1.63%

NATIONS ASSET ALLOCATION
Airgas, Inc. 9.125%, 10/01/2011  3     07/25/01    07/25/01     Goldman Sachs       70,000    100.00     $70,000       0.03%   0.02%
Ryland Corporate, 8%,
08/15/2006                       1     08/13/01    08/13/01    CS First Boston     120,000    100.00    $120,000       0.12%   0.03%
Verizon New England, 6.50%,
09/15/2011                       1     08/15/01    08/15/01     Deutsche Banc      399,000     99.77    $398,098       0.04%   0.09%
                                                                 Alex Brown
Conagra Foods, 6.75%,
09/15/2011                       1     09/05/01    09/05/01     Merrill Lynch      262,000     99.95    $261,864       0.26%   0.06%
Cinergy Corporation, 6.25%,
09/02/2004                       1     09/06/01    09/06/01    Barclays Capital    288,000     99.99    $287,963       0.06%   0.06%

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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors
(except for Eligible Municipal Securities).